As filed with the Securities and Exchange Commission on March 1, 2013

Registration No. 333-177509

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORO EAST MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1040	26-2012582
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

1127 Webster Street, Suite 28 Oakland, California 94607
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tian Qing Chen
Chairman and Chief Executive Officer
Oro East Mining, Inc.
1127 Webster Street, Suite 28,
Oakland,  California 94607
(510) 544-1516
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Oro East Mining, Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-1, as amended (file No. 333-177509) (the “Registration Statement”), relating to (i) the Company’s the offer and sale of 5,000,000 shares of common stock, and (ii) the resale by certain selling stockholders of the Company of up to 1,866,440 shares of common stock held by selling stockholders of the Company. The Securities and Exchange Commission declared the Registration Statement effective on July 25, 2012.  709,850 shares of common stock, of the 5,000,000 shares offered by the Company in the Prospectus under the Registration Statement, have been sold.

Pursuant to Item 512(a)(3) of Regulation S-K, promulgated pursuant to the Securities Act of 1933, as amended, and undertakings contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to deregister the 4,290,150 shares of the Company’s common stock in the offering of 5,000,000 shares of common stock by the Company that remain unsold as of the date hereof. The Company does not deregister the offering by certain selling stockholders of the Company of up to 1,866,440 shares of common stock held by selling stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakland, State of California, on March 1, 2013.

ORO EAST MINING, INC. (Registrant)

By:	/s/ Tian Qing Chen
Name:	Tian Qing Chen
Title:	Chairman and CEO
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tian Qing Chen, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of Oro East Mining, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Tian Qing Chen	Chairman and Chief Executive Officer,	March 1, 2013
Tian Qing Chen	Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Linda Chen		March 1, 2013
Linda Chen	Director